Eaton Corporation plc
2025 Annual Report on Form 10-K
Exhibit 24
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS: that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint each of Olivier Leonetti and Adam Wadecki, his or her true and lawful attorney and agent, for him or her and in his or her name, place and stead to execute and subscribe, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of Eaton Corporation plc, to its Annual Report on Form 10-K for the year ended December 31, 2025 pursuant to the Securities Exchange Act of 1934, and to any and all amendments to that Annual Report, hereby giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, including to file that Annual Report with the Securities and Exchange Commission, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed this 26th day of February, 2026.

/s/ Paulo Ruiz	/s/ Olivier Leonetti
Paulo Ruiz, Principal Executive Officer, Director	Olivier Leonetti, Principal Financial Officer

/s/ Adam Wadecki
Adam Wadecki, Principal Accounting Officer

/s/ Gerald Johnson	/s/ Silvio Napoli
Gerald Johnson, Director	Silvio Napoli, Director

/s/ Gregory R. Page	/s/ Sandra Pianalto
Gregory R. Page, Chairman, Director	Sandra Pianalto, Director

/s/ Robert V. Pragada	/s/ Lori J. Ryerkerk
Robert V. Pragada, Director	Lori J. Ryerkerk, Director

/s/ Andre Schulten	/s/ Gerald B. Smith
Andre Schulten, Director	Gerald B. Smith, Director

/s/ Karenann Terrell	/s/ Dorothy C. Thompson
Karenann Terrell, Director	Dorothy C. Thompson, Director

/s/ Darryl L. Wilson
Darryl L. Wilson, Director